EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-66294) of AZZ incorporated and in the related Prospectus, (Form S-8 No. 33-49164) pertaining to the 1991 Nonstatutory Stock Option Plan of AZZ incorporated, (Form S-8 No. 33-49158) pertaining to the 1991 Incentive Stock Option Plan of AZZ incorporated, (Form S-8 No. 333-92377) pertaining to the Employee Benefit Plan & Trust of AZZ incorporated, (Form S-8 No. 333-31716) pertaining to the Independent Director Share Ownership Plan of AZZ incorporated, (Form S-8 No. 333-38470) pertaining to the 1998 Incentive Stock Option Plan, 1998 Nonstatutory Stock Option Plan and 1997 Nonstatutory Stock Option Grants of AZZ incorporated, (Form S-8 No. 333-48886) pertaining to the 2000 Advisory Director Share Ownership Plan of AZZ incorporated and (Form S-8 No. 333-90968) pertaining to the AZZ incorporated 2001 Long-Term Incentive Plan of our report dated August 15, 2003, with respect to the statements of net assets available for benefits of the AZZ incorporated Employee Benefit Plan & Trust as of February 28, 2003 and February 28, 2002, and the related statements of changes in net assets available for benefits for the years then ended, and the related supplemental Schedule H, line 4i - Schedule of Assets (Held at End of Year) and the related supplemental Schedule H, line 4d - Schedule of Non-exempt Transactions, which report is included in the Annual Report (Form 11-K) for the year ended February 28, 2003.

/s/ Whitley Penn
Whitley Penn
Fort Worth, Texas
December 30, 2003

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